UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 14, 2007

WHEELING ISLAND GAMING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-81778	16-1333214
(State or other jurisdiction	(Registration	(IRS Employer
of incorporation)	Number)	Identification No.)

1 South Stone Street,
Wheeling, West Virginia	26003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (304) 232-5050

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b) Departure of Directors or Certain Officers

Effective June 14, 2007, Ronald A. Sultemeier no longer serves as chief executive officer of Wheeling Island Gaming, Inc. (the “Company”). Mr. Sultemeier will serve as vice president of strategic development of Delaware North Companies Gaming & Entertainment, Inc. (“DNC G&E”). DNC G&E is a direct subsidiary of Delaware North Companies, Incorporated.

(c) Appointment of Certain Officers

Effective June 14, 2007, the Board of Directors of the Company appointed William J. Bissett as chief executive officer of the Company. Mr. Bissett joined DNC in 1992 as its president of racing operations, then known as Sportsystems.  Prior to that, Mr. Bissett was executive director of the Illinois Racing Board from 1984 to 1988 and held positions at the Supreme Court of Wisconsin and in the Kentucky Attorney General’s Office. Mr. Bissett will continue to serve as a member of the Board of Directors of the Company.

In connection with this appointment, Mr. Bissett will receive an annual base salary of $345,828 and will be eligible to participate in our Target Incentive Plan.  The base bonus compensation payable to Mr. Bissett as chief executive officer of the Company will be computed as a percentage of base salary ranging from a minimum of 0% to 50%.   The 2007 cycle under the Target Incentive Plan began on January 1, 2007 and will end on December 31, 2007.  The compensation committee of DNC (the “DNC Compensation Committee”) has established performance measures for the 2007 cycle under the Target Incentive Plan for the position of chief executive officer consisting of 60% for financial objectives and 40% for business objectives.  The (i) financial objectives are based 10% on DNC operating profit, 40% on DNC G&E operating profit and 10% on return on capital employed and (ii) business objectives are based 20% on the development of new DNC G&E business opportunities, 10% on the implementation of table gaming at Wheeling Island Gaming, Inc. and 10% on achievement of DNC payment card industry compliance.

The DNC Compensation Committee has also established performance measures for the 2007 cycle under the Target Incentive Plan as it relates to an additional bonus consisting solely of financial objectives.  For the position of chief executive officer, the additional bonus will be based solely on DNC G&E’s operating profit.

In addition, as chief executive officer of the Company, Mr. Bissett will be eligible to participate in the Delaware North Companies Executive Supplemental Retirement Plan (the “Executive Retirement Plan”), a nonqualified deferred compensation plan to which certain executive officers of DNC (including our chief executive officer) may elect to defer up to 10% of their annual base salary.  The Executive Retirement Plan also provides for matching contributions by DNC of 100% on the first 3% deferred plus 50% on the next 2% deferred for each pay period.  The match is limited to a total of a 4% maximum between the Executive Retirement Plan and the Delaware North Companies 401(k) Plan, in which all of our eligible employees may participate.

We have not entered into any employment agreement or any other type of termination or change in control agreement with Mr. Bissett.  There have been no transactions or proposed transactions between us (or our affiliates) and Mr. Bissett in which Mr. Bissett has had or is to have a direct or indirect material interest (other than in his capacity as chief executive officer of the Company and president of DNC G&E), and there are no family relationships between Mr. Bissett and any of our other executive officers or directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELING ISLAND GAMING, INC.

Date: June 18, 2007	By:	/s/ Phillip B. Simons
		Name:	Phillip B. Simons
		Title:	Vice President of Finance
(principal financial officer and
principal accounting officer)